AMENDED AND RESTATED
CARNIVAL CORPORATION 2011 STOCK PLAN
(Approved by the Shareholders April 13, 2011, amended by the Board on October 13, 2014 and amended by the Board on October 17, 2016, amended by the Compensation Committee on July 17, 2018 and amended by the Board on April 17, 2019)
1.Purpose. The purpose of the Carnival Corporation 2011 Stock Plan is to provide a means through which the members of the Combined Group and their Affiliates may attract and retain key personnel, including the services of experienced and knowledgeable non-executive directors, and to provide a means whereby directors, officers, employees, consultants and advisors (and prospective directors, officers, employees, consultants and advisors) of the members of the Combined Group and their Affiliates can acquire and maintain an interest in the Shares, or be paid incentive compensation, including but not limited to incentive compensation measured by reference to the value of Shares, thereby strengthening their commitment to the welfare of members of the Combined Group and their Affiliates and aligning their interests with those of the holders of the Shares.
2.    Definitions. The following definitions shall be applicable throughout the Plan.
(a)    “Absolute Share Limit” has the meaning given such term in Section 5(b).
(b)    “Affiliate” means (i) any person or entity that directly or indirectly controls, is controlled by or is under common control with the Company or Carnival plc and/or (ii) to the extent provided by the Committee, any person or entity in which the Company or Carnival plc has a significant interest. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting or other securities, by contract or otherwise.
(c)    “Award” means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Other Stock-Based Award and Performance Compensation Award granted under the Plan. For purposes of Section 5(c) of the Plan, “Award” and “Award under the Plan” shall also mean any stock-based award granted under a Prior Plan and outstanding on the Effective Date.
(d)    “Board” means the Board of Directors of the Company.
(e)    “Carnival plc” means the entity previously known as P&O Princess Cruises plc, a public limited company incorporated under the laws of England and Wales, and any successor thereto.
(f)    “Cause” means, in the case of a particular Award, unless the applicable Award agreement states otherwise, (i) a member of the Combined Group or an Affiliate having “cause” to terminate a Participant’s employment or service, as defined in any employment, consulting or any other agreement between the Participant and the Combined Group in effect at the time of such termination or (ii) in the absence of any such employment, consulting or other agreement (or the absence of any definition of “cause” or term of similar import therein), (A) the

Participant has failed to reasonably perform his or her duties to the Combined Group, or has failed to follow the lawful instructions of the Board or his or her direct superiors, in each case other than as a result of his or her incapacity due to physical or mental illness or injury, that could reasonably be expected to result in harm (whether financially, reputationally or otherwise) to the Combined Group (B) the Participant has engaged or is about to engage in conduct harmful (whether financially, reputationally or otherwise) to the Combined Group (C) the Participant having been convicted of, or plead guilty or no contest to, a felony or any crime involving as a material element fraud or dishonesty, (D) the willful misconduct or gross neglect of the Participant that could reasonably be expected to result in harm (whether financially, reputationally or otherwise) to the Combined Group, (E) the willful violation by the Participant of the Combined Group’s written policies that could reasonably be expected to result in harm (whether financially, reputationally or otherwise) to the Combined Group; (F) the Participant’s fraud or misappropriation, embezzlement or misuse of funds or property belonging to the Combined Group (other than good faith expense account disputes); (G) the Participant’s act of personal dishonesty which involves personal profit in connection with the Participant’s employment or service with the Combined Group, or (H) the willful breach by the Participant of fiduciary duty owed to the Combined Group, or (I) in the case of a Participant who is a Non-Employee Director, the Participant engaging in any of the activities described in clauses (A) through (H) above; provided, however, that the Participant shall be provided a 10-day period to cure any of the events or occurrences described in the immediately preceding clause (A) hereof, to the extent capable of cure during such 10-day period. References in the preceding sentence to the “Combined Group” shall be deemed to refer to any member of the Combined Group or any Affiliate thereof. Any determination of whether Cause exists shall be made by the Committee in its sole discretion.
(g)    “Change of Control” shall, in the case of a particular Award, unless the applicable Award agreement states otherwise or contains a different definition of “Change of Control,” be deemed to occur upon:
(i)    the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”)) of beneficial ownership (within the meaning of Rule 13d‑3 promulgated under the Exchange Act) of 50% or more (on a fully diluted basis) of either (A) the then outstanding shares of Common Stock taking into account as outstanding for this purpose such Common Stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such Common Stock (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this Plan, the following acquisitions shall not constitute a Change of Control: (I) any acquisition by the Combined Group or any Affiliate, (II) any acquisition by any employee benefit plan sponsored or maintained by the Combined Group or any Affiliate, (III) any acquisition by Marilyn B. Arison, Micky Arison, Shari Arison, Michael Arison or their spouses or lineal descendents, any trust established for the benefit of any of the aforementioned Arison family members, or any Person directly or indirectly controlling, controlled by or under common control with any of the aforementioned Arison family members or any trust established by any person or entity described in this clause (III), (IV) any acquisition which complies with clauses (A), (B) and (C) of subsection (v) of this Section 2(g), or (V) in respect of an Award held by a particular Participant, any acquisition by the Participant or any group of persons including the Participant (or any entity controlled by the Participant or any group of persons including the

Participant) (persons described in clauses (I), (II), (III) (IV) and (V) being referred to hereafter as “Excluded Persons”);
(ii)    individuals who, during any consecutive 12-month period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided, that any person becoming a director subsequent to the date hereof, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-12 of Regulation 14A promulgated under the Exchange Act, with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;
(iii)    the approval by the shareholders of the Company of a plan of complete dissolution or liquidation of the Company; or
(iv)    the consummation of a reorganization, recapitalization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company (a “Business Combination”), or sale, transfer or other disposition of all or substantially all of the business or assets of the Company to an entity that is not an Affiliate of the Company (a “Sale”), that in each case requires the approval of the Company’s stockholders (whether for such Business Combination or Sale or the issuance of securities in such Business Combination or Sale), unless immediately following such Business Combination or Sale: (A) more than 50% of the total voting power of (x) the entity resulting from such Business Combination or the entity which has acquired all or substantially all of the business or assets of the Company in a Sale (in either case, the “Surviving Company”), or (y) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of sufficient voting securities eligible to elect a majority of the board of directors (or the analogous governing body) of the Surviving Company (the “Parent Company”), is represented by the Outstanding Company Voting Securities that were outstanding immediately prior to such Business Combination or Sale (or, if applicable, is represented by shares into which the Outstanding Company Voting Securities were converted pursuant to such Business Combination or Sale), and such voting power among the holders thereof is in substantially the same proportion as the voting power of the Outstanding Company Voting Securities among the holders thereof immediately prior to the Business Combination or Sale, (B) no Person (other than any Excluded Person or any employee benefit plan sponsored or maintained by the Surviving Company or the Parent Company), is or becomes the beneficial owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company) and (C) at least a majority of the members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company) following the consummation of the Business Combination or Sale were Board members at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination or Sale.

Notwithstanding the foregoing, the Committee may determine that a transaction or series of transactions pursuant to which (x) the Company is acquired by or otherwise becomes a subsidiary of or merges, consolidates or amalgamates with Carnival plc or (y) Carnival plc is acquired by or otherwise becomes a subsidiary of or merges, consolidates or amalgamates with the Company, shall not be a Change of Control.
(h)    “Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto. Reference in the Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.
(i)    “Combined Group” means the Company and Carnival plc and any successor thereto.
(j)    “Committee” means the Compensation Committee of the Board or subcommittee thereof if required with respect to actions taken to obtain the exception for performance-based compensation under Section 162(m) of the Code or to comply with Rule 16b-3 of the Exchange Act in respect of Awards or, if no such Compensation Committee or subcommittee thereof exists, the Board.
(k)    “Common Stock” means the common stock, par value $0.01 per share, of the Company (and any stock or other securities into which such common stock may be converted or into which it may be exchanged).
(l)    “Company” means Carnival Corporation, a corporation organized under the laws of the Republic of Panama, and any successor thereto.
(m)    “Date of Grant” means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization or, if there is no such date, the date indicated on the applicable Award agreement.
(n)    “Detrimental Activity” means any of the following: (i) unauthorized disclosure of any confidential or proprietary information of the Combined Group, (ii) any activity that would be grounds to terminate the Participant’s employment or service with the Combined Group for Cause, (iii) whether in writing or orally, maligning, denigrating or disparaging the Combined Group or their respective predecessors and successors, or any of the current or former directors, officers, employees, shareholders, partners, members, agents or representatives of any of the foregoing, with respect to any of their respective past or present activities, or otherwise publishing (whether in writing or orally) statements that tend to portray any of the aforementioned persons or entities in an unfavorable light, or (iv) the breach of any noncompetition, nonsolicitation or other agreement containing restrictive covenants, with the Combined Group. For purposes of the preceding sentence the phrase “the Combined Group” shall mean “any member of the Combined Group or any Affiliate”.
(o)    “Disability” means, unless in the case of a particular Award the applicable Award agreement states otherwise, a member of the Combined Group or an Affiliate having cause to terminate a Participant’s employment or service on account of “disability,” as defined in any then-existing employment, consulting or other similar agreement between the Participant and a member of the Combined Group or an Affiliate or, in the absence of such an employment, consulting or other similar agreement, a Participant’s total disability as defined below and (to the extent required by Code Section 409A) determined in a manner consistent with Code Section 409A and the regulations thereunder:
(i)    The Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

(ii)    A Participant will be deemed to have suffered a Disability if determined to be totally disabled by the Social Security Administration. In addition, the Participant will be deemed to have suffered a Disability if determined to be disabled in accordance with a disability insurance program maintained by the Company.

(p)    “Effective Date” means April 13, 2011, if approved by the stockholders of the Company at the annual meeting of stockholders held on such day.
(q)    “Eligible Director” means a person who is (i) a “non‑employee director” within the meaning of Rule 16b‑3 under the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m) of the Code and (iii) an “independent director” under the rules of the NYSE or any other securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted, or a person meeting any similar requirement under any successor rule or regulation.
(r)    “Eligible Person” means any (i) individual regularly employed by a member of the Combined Group or an Affiliate who has received written notification from the Committee, or from a person designated by the Committee, that he or she has been selected to participate in the Plan; provided, however, that no such individual covered by a collective bargaining agreement shall be an Eligible Person unless and only to the extent that such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument relating thereto; (ii) director or officer of a member of the Combined Group or an Affiliate; (iii) consultant or advisor to a member of the Combined Group or an Affiliate who may be offered securities registrable pursuant to a registration statement on Form S‑8 under the Securities Act (which, as of the Effective Date, includes only those who (A) are natural persons and (B) provide bona fide services to a member of the Combined Group or its Affiliates other than in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the Company’s securities); or (iv) any prospective employee, director, officer, consultant or advisor who has accepted an offer of employment or consultancy from a member of the Combined Group or its Affiliates (and would satisfy the provisions of clauses (i) through (iii) above once he or she begins employment with or providing services to a member of the Combined Group or any of its Affiliates), who, in the case of each of clauses (i) through (iv) above has entered into an Award agreement or who has received written notification from the Committee or its designee that he or she has been selected to participate in the Plan. Solely for purposes of this Section 2(r), “Affiliate” shall be limited to, with respect to each member of the Combined Group, (1) a Subsidiary, (2) any parent corporation within the meaning of Section 424(e) of the Code (“Parent”), (3) any corporation, trade or business 50% or more of the combined voting power of such entity’s outstanding securities is directly or indirectly controlled by the member or any Subsidiary or Parent of the member, (4) any corporation, trade or business which directly or indirectly controls 50% or more of the combined voting power of its outstanding securities and (5) any other entity in which the member or any Subsidiary or Parent of the member has a material equity interest and which is designated as an “Affiliate” by the Committee.
(s)    “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.
(t)    “Exercise Price” has the meaning given such term in Section 7(b) of the Plan.
(u)    “Fair Market Value” means, on a given date, (i) if the Shares are listed on a national securities exchange, the closing sales price of the Shares reported on the primary exchange on which the Shares are listed and traded on such date, or, if there are no such sales on that date, then on the last preceding date on which such sales were reported; (ii) if the Shares are not listed on any national securities exchange but are quoted in an inter-dealer quotation system on a last sale basis, the average between the closing bid price and ask price reported on such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; or (iii) if the Shares are not listed on a national securities exchange or quoted in an inter-dealer quotation system on a last sale basis, the amount determined by the Committee in good faith to be the fair market value of the Shares computed in accordance with applicable regulations of the Internal Revenue Service.
(v)     “Immediate Family Members” shall have the meaning set forth in Section 15(b).
(w)    “Incentive Stock Option” means an Option which is designated by the Committee as an incentive stock option as described in Section 422 of the Code and otherwise meets the requirements set forth in the Plan.
(x)    “Indemnifiable Person” shall have the meaning set forth in Section 4(f) of the Plan.
(y)    “Negative Discretion” shall mean the discretion authorized by the Plan to be applied by the Committee to eliminate or reduce the size of a Performance Compensation Award consistent with Section 162(m) of the Code.
(z)    “Nonqualified Stock Option” means an Option which is not designated by the Committee as an Incentive Stock Option.
(aa)    “Non-Employee Director” means a member of the Board who is not an employee of a member of the Combined Group or any Affiliate.
(bb)    “NYSE” means the New York Stock Exchange.
(cc)    “Option” means an Award granted under Section 7 of the Plan.
(dd)    “Option Period” has the meaning given such term in Section 7(c) of the Plan.

(ee)    “Other Stock-Based Award” means an Award granted under Section 10 of the Plan.
(ff)    “Pairing Agreement” means the Pairing Agreement, dated April 17, 2003, among Carnival Corporation, The Law Debenture Trust Corporation (Cayman) Limited, as trustee of the Carnival plc Special Voting Trust, and Sun Trust Bank, as transfer agent, as it may be amended from time to time.
(gg)    “Participant” means an Eligible Person who pursuant to Section 5 of the Plan has been selected by the Committee to participate in the Plan and to receive an Award.
(hh)    “Performance Compensation Award” shall mean any Award designated by the Committee as a Performance Compensation Award pursuant to Section 11 of the Plan.
(ii)    “Performance Criteria” shall mean the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award under the Plan.
(jj)    “Performance Formula” shall mean, for a Performance Period, the one or more objective formulae applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.
(kk)    “Performance Goals” shall mean, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria.
(ll)    “Performance Period” shall mean the one or more periods of time of not less than 12 months, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Compensation Award.
(mm)    “Permitted Transferee” shall have the meaning set forth in Section 15(b) of the Plan.
(nn)    “Person” has the meaning given such term in the definition of “Change of Control”.
(oo)    “Plan” means this Carnival Corporation 2011 Stock Plan, as amended.
(pp)    “Prior Plan” shall mean, as amended from time to time, each of the Carnival Corporation 2002 Stock Plan and the Carnival Corporation Amended and Restated 2001 Outside Director Stock Plan.
(qq)    “Released Unit” shall have the meaning assigned to it in Section 9(e).

(rr)    “Restricted Period” means the period of time determined by the Committee during which an Award is subject to restrictions or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.
(ss)    “Restricted Stock” means Shares, subject to forfeiture and certain specified restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 8 of the Plan.
(tt)    “Restricted Stock Unit” means an unfunded and unsecured promise to deliver Shares, cash, other securities or other property, subject to certain restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of the Plan.
(uu)    “Retirement” means a termination of employment with a member of the Combined Group and all Affiliates by a Participant on or after the Participant’s Retirement Age.
(vv)    “Retirement Age” means, unless determined otherwise by the Committee, attainment of the earlier of (i) age 65 with at least five years of employment with a member of the Combined Group and/or its Affiliates or (ii) age 60 with at least 15 years of employment with a member of the Combined Group and/or its Affiliates.
(ww)    “SAR Period” has the meaning given such term in Section 8(c) of the Plan.
(xx)    “Securities Act” means the Securities Act of 1933, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Securities Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.
(yy)    “Share” means the aggregate of one share of Common Stock and one Trust Share.
(zz)    “Stock Appreciation Right” or “SAR” means an Award granted under Section 8 of the Plan.
(aaa)    “Strike Price” has the meaning given such term in Section 8(b) of the Plan.
(bbb)    “Subsidiary” means, with respect to any specified Person:
(i) any corporation, association or other business entity of which more than 50% of the total voting power of the then outstanding voting securities (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and
(ii) any partnership (or any comparable foreign entity) (A) the sole general partner (or functional equivalent thereof) or the managing general partner of which is such Person or Subsidiary of such Person or (B) the only general partners (or functional equivalents thereof) of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

(ccc)    “Substitute Award” has the meaning given such term in Section 5(e).
(ddd)    “Trust Share” shall have the meaning assigned to it in the Pairing Agreement.
3.    Effective Date; Duration and Shareholder Approval. The Plan shall be effective as of the Effective Date. The expiration date of the Plan, on and after which date no Awards may be granted hereunder, shall be the tenth anniversary of the Effective Date; provided, however, that such expiration shall not affect Awards then outstanding, and the terms and conditions of the Plan shall continue to apply to such Awards.
4.    Administration. (a) The Committee shall administer the Plan. The majority of the members of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by a majority of the Committee shall be deemed the acts of the Committee. To the extent required to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act (if the Board is not acting as the Committee under the Plan) or necessary to obtain the exception for performance-based compensation under Section 162(m) of the Code, or any exception or exemption under the rules of the NYSE or any other securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted, as applicable, it is intended that each member of the Committee shall, at the time he or she takes any action with respect to an Award under the Plan, be an Eligible Director. However, the fact that a Committee member shall fail to qualify as an Eligible Director shall not invalidate any Award granted or action taken by the Committee that is otherwise validly granted or taken under the Plan.
(b)    Subject to the provisions of the Plan and applicable law, the Committee shall have the sole and plenary authority, in addition to other express powers and authorizations conferred on the Committee by the Plan, to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property or canceled, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vi) determine whether, to what extent and under what circumstances the delivery of cash, Shares, other securities, other Awards or other property and other amounts payable with respect to an Award shall be deferred, either automatically or at the election of the Participant or the Committee; (vii) interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; (viii) establish, amend, suspend or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.
(c)    Except to the extent prohibited by applicable law or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the Shares or any successor securities of the Company are listed or traded, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time. Without limiting the generality of the foregoing, the Committee may delegate to one or more officers of any member of the Combined Group or any Affiliate the authority to act on behalf of the Committee with respect to any matter, right, obligation or election which is the responsibility of or which is allocated to the Committee herein, and which may be so delegated as a matter of law, except for grants of Awards to persons (i) who are non-employee members of the Board or otherwise are subject to Section 16 of the Exchange Act or (ii) who are, or who are reasonably expected to be, “covered employees” for purposes of Section 162(m) of the Code.
(d)    The Committee shall have the authority to amend the Plan (including by the adaptation of appendices or subplans) and/or the terms and conditions relating to an Award to the extent necessary to permit participation in the Plan by Eligible Persons who are located outside of the United States on terms and conditions comparable to those afforded to Eligible Persons located within the United States; provided, however, that no such action shall be taken without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan (including as necessary to prevent the Company from being denied a tax deduction on account of Section 162(m) of the Code).
(e)    Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award or any documents evidencing Awards granted pursuant to the Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all persons or entities, including, without limitation, each member of the Combined Group, each Affiliate, any Participant, any holder or beneficiary of any Award and any stockholder.
(f)    No member of the Board, the Committee or any employee or agent of any member of the Combined Group or an Affiliate (each such person, an “Indemnifiable Person”) shall be liable for any action taken or omitted to be taken or any determination made with respect to the Plan or any Award hereunder (unless constituting fraud or a willful criminal act or omission). Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken or determination made under the Plan or any Award agreement and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval, in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person, and the Company shall advance to such Indemnifiable Person any such expenses promptly upon written request (which request shall include an undertaking by the Indemnifiable Person to repay the amount of such advance if it shall ultimately be determined as provided below that the Indemnifiable Person is not entitled to be indemnified); provided, that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts or omissions or determinations of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Certificate of Incorporation or Bylaws. The foregoing right of indemnification shall not be exclusive of or otherwise supersede any other rights of indemnification to which such Indemnifiable Persons may be entitled under any member of the Combined Group’s Certificate of Incorporation or Bylaws, as a matter of law, individual indemnification agreement or contract or otherwise, or any other power that any member of the Combined Group or Affiliate may have to indemnify such Indemnifiable Persons or hold them harmless.
(g)    Notwithstanding anything to the contrary contained in the Plan, the Board may, in its sole discretion, at any time and from time to time, grant Awards and administer the Plan with respect to such Awards. Any such actions by the Board shall be subject to the applicable rules of the NYSE or any other securities exchange or inter-dealer quotation system on which the Shares are listed or quoted. In any such case, the Board shall have all the authority granted to the Committee under the Plan.
5.    Grant of Awards; Shares Subject to the Plan; Limitations. (a) The Committee may from time to time grant Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Other Stock-Based Awards and/or Performance Compensation Awards to one or more Eligible Persons.
(b)    Awards granted under the Plan shall be subject to the following limitations: (i) subject to Section 12 of the Plan, no more than 15,000,000 Shares (the “Absolute Share Limit”) shall be available for Awards under the Plan; (ii) subject to Section 12 of the Plan, grants of Options or SARs in respect of no more than 3,000,000 Shares may be made to any individual Participant during any period of 36 consecutive months; (iii) subject to Section 12 of the Plan, no more than the number of Shares equal to the Absolute Share Limit may be delivered in the aggregate pursuant to the exercise of Incentive Stock Options granted under the Plan; (iv) subject to Section 12 of the Plan, no more than 1,000,000 Shares may be delivered in respect of Performance Compensation Awards denominated in Shares granted pursuant to Section 11 of the Plan to any individual Participant for a single fiscal year during a Performance Period (or with respect to each single fiscal year in the event a Performance Period extends beyond a single fiscal year), or in the event such Performance Compensation Award is paid in cash, other securities, other Awards or other property, no more than the Fair Market Value of such Shares on the last day of the Performance Period to which such Award relates; and (v) the maximum amount that can be paid to any individual Participant for a single fiscal year during a Performance Period (or with respect to each single fiscal year in the event a Performance Period extends beyond a single fiscal year) pursuant to a Performance Compensation Award denominated in cash (described in Section 11(a) of the Plan) shall be $10,000,000.
(c)    If and to the extent an Award under the Plan or any Prior Plan terminates due to expiration, cancellation, forfeiture, or otherwise without the issuance of Shares, the Shares covered by such Award shall again become available for other Awards under the Plan. Notwithstanding the foregoing, Shares subject to an Award may not again be made available for issuance under the Plan (and shall not be added to the Plan in respect of awards under any Prior Plans) if such shares are: (i) shares that were subject to a stock-settled SAR (or stock appreciation right under any Prior Plan) and were not issued upon the net settlement or net exercise of such SAR (or stock appreciation right under any Prior Plan), (ii) shares delivered to or withheld by the Company to pay the exercise price of an Option (or option under any Prior Plan), (iii) shares delivered to or withheld by the Company to pay the withholding taxes related an Option or SAR (or option or stock appreciation right under any Prior Plan), or (iv) shares repurchased on the open market with the proceeds of an Option (or option under any Prior Plan) exercise.
(d)    Shares delivered by the Company in settlement of Awards may be authorized and unissued Shares, Shares held in the treasury of the Company, Shares purchased on the open market or by private purchase or a combination of the foregoing. Following the Effective Date, no further awards shall be granted under any Prior Plan.
(e)    Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity directly or indirectly acquired by the Company or with which the Company combines (“Substitute Awards”). Substitute Awards shall not be counted against the Absolute Share Limit; provided, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code shall be counted against the aggregate number of Shares available for Awards of Incentive Stock Options under the Plan. Subject to applicable stock exchange requirements, available shares under a stockholder approved plan of an entity directly or indirectly acquired by the Company or with which the Company combines (as appropriately adjusted to reflect the acquisition or combination transaction) may be used for Awards under the Plan and shall not reduce the number of Shares available for delivery under the Plan.
6.    Eligibility. Participation shall be limited to Eligible Persons.
7.    Options. (a) Generally. Each Option granted under the Plan shall be evidenced by an Award agreement. Each Option so granted shall be subject to the conditions set forth in this Section 7 and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement. All Options granted under the Plan shall be Nonqualified Stock Options unless the applicable Award agreement expressly states that the Option is intended to be an Incentive Stock Option. Incentive Stock Options shall be granted only to Eligible Persons who are employees of a member of the Combined Group or any Subsidiary of such member, and no Incentive Stock Option shall be granted to any Eligible Person who is ineligible to receive an Incentive Stock Option under the Code. No Option shall be treated as an Incentive Stock Option unless the Plan has been approved by the stockholders of the Company in a manner intended to comply with the stockholder approval requirements of Section 422(b)(1) of the Code, provided, that any Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Nonqualified Stock Option unless and until such approval is obtained. In the case of an Incentive Stock Option, the terms and conditions of such grant shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code. If for any reason an Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option or portion thereof shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan.

(b)    Exercise Price. Except as otherwise provided by the Committee in the case of Substitute Awards, the exercise price (“Exercise Price”) per Share for each Option shall not be less than 100% of the Fair Market Value of such share (determined as of the Date of Grant). Any modification to the Exercise Price of an outstanding Option shall be subject to the prohibition on repricing set forth in Section 14(b).
(c)    Vesting and Expiration. Options shall vest and become exercisable in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the “Option Period”); provided, however, that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any Option, which acceleration shall not affect the terms and conditions of such Option other than with respect to exercisability; provided, further, that if the Option Period (other than in the case of an Incentive Stock Option) would expire at a time when trading in the Shares is prohibited by the Company’s insider trading policy (or Company-imposed “blackout period”), the Option Period shall be automatically extended until the 30th day following the expiration of such prohibition; provided, however, that in no event shall the Option Period exceed five years from the Date of Grant in the case of an Incentive Stock Option granted to a Participant who on the Date of Grant owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Affiliate.
Unless otherwise stated in the applicable Award agreement, an Option shall expire earlier than the end of the Option Period in the following circumstances:
(i)    If prior to the end of the Option Period, the Participant’s employment or service with each member of the Combined Group and all Affiliates is terminated without Cause or by the Participant for any reason other than Retirement, the Option shall expire on the earlier of the last day of the Option Period or the date that is three months after the date of such termination; provided, however, that any Participant whose employment or service with a member of the Combined Group or any Affiliate is terminated and who is subsequently rehired or reengaged by a member of the Combined Group or any Affiliate within three months following such termination and prior to the expiration of the Option shall not be considered to have undergone a termination. In the event of a termination described in this clause (i), the Option shall remain exercisable by the Participant until its expiration only to the extent the Option was exercisable at the time of such termination.
(ii)    If the Participant dies or is terminated on account of Disability prior to the end of the Option Period and while still in the employ or service of a member of the Combined Group or an Affiliate, or dies following a termination described in clause (i) above but prior to the expiration of an Option, the Option shall expire on the earlier of the last day of the Option Period or the date that is one year after the date of death or termination on account of Disability of the Participant, as applicable. In such event, the Option shall remain exercisable by the Participant or his or her beneficiary determined in accordance with Section 15(g), as applicable, until its expiration only to the extent the Option was exercisable by the Participant at the time of such event.
(iii)    If the Participant ceases employment or service with a member of the Combined Group or any Affiliates due to a termination for Cause, the Option shall expire immediately upon such cessation of employment or service.

(iv)    If the Participant terminates by reason of Retirement prior to the end of the Option Period, the Option shall (i) expire at the end of the Option Period and (ii) continue vesting in accordance with the vesting schedule set forth in the Award agreement, without regard to any requirement in such vesting schedule that the Participant remain employed with a member of the Combined Group or an Affiliate as a condition to vesting.
(v)    If the Participant’s employment or service ceases on account of Disability at a time when the Participant has attained the age and service requirements for Retirement, the Participant shall receive the better of the treatment under clause (ii) and clause (iv) above.
(vi)     Notwithstanding (i), (ii), (iii), (iv) or (v) above, if a Participant is a member of the Board, upon the Participant’s ceasing to be a member of the Board due to death or Disability, all unvested Options shall immediately vest and become exercisable and all vested Options (including after giving effect to such accelerated vesting) shall continue to be exercisable by the Participant or the Participant’s estate, as applicable, until the earlier to occur of (i) the original expiration date of such Option, and (ii) one year from such cessation, provided, however, that upon a Participant’s ceasing to be a member of the Board for any reason other than death or Disability, all unvested Options shall continue to vest in accordance with their initial terms, and all vested Options shall continue to be exercisable until the original expiration date of such Option; provided, further, that if the Participant ceases to be a member of the Board prior to serving in such capacity for one year, all of such Participant's Options shall immediately expire upon such termination.
(d)    Other Terms and Conditions. Except as specifically provided otherwise in an Award agreement, each Option granted under the Plan shall be subject to the following terms and conditions:
(i)    Each Option or portion thereof that is exercisable shall be exercisable for the full amount or for any part thereof.
(ii)    Each Share purchased through the exercise of an Option shall be paid for in full at the time of the exercise. Each Option shall cease to be exercisable, as to any Share, when the Participant purchases the Share or when the Option expires.
(iii)    Subject to Section 15(b), Options shall not be transferable by the Participant except by will or the laws of descent and distribution and shall be exercisable during the Participant’s lifetime only by the Participant.
(iv)    At the time of any exercise of an Option, the Committee may, in its sole discretion, require a Participant to deliver to the Committee a written representation that the Shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such a request by the Committee, delivery of such representation prior to the delivery of any Shares issued upon exercise of an Option shall be a condition precedent to the right of the Participant or such other person to purchase any Shares. In the event certificates for Shares are delivered under the Plan with respect to which such investment representation has been obtained, the Committee may cause a legend or legends to be placed on such certificates to make appropriate reference to such representation and to restrict transfer in the absence of compliance with applicable federal or state securities laws.
(v)    Except as specifically provided otherwise in an Award agreement, any Participant who is classified as a “shipboard employee,” and who has not otherwise evidenced a specific intent to permanently terminate his employment with each member of the Combined Group and all Affiliates (as reasonably determined by the Committee) shall not be considered to have terminated employment with each member of the Combined Group and all Affiliates until a six-month period has expired from his signing off of a ship without physically signing on to another ship.
(e)    Method of Exercise and Form of Payment. No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the Exercise Price therefor is received by the Company and the Participant has paid to the Company an amount equal to any Federal, state, local and non-U.S. income and employment taxes required to be withheld. Options which have become exercisable may be exercised by delivery of written notice (or electronic notice or telephonic instructions to the extent provided by the Committee) of exercise to the Company or its designee (including a third party administrator) in accordance with the terms of the Option accompanied by payment of the Exercise Price. The Exercise Price shall be payable (i) in cash, check, cash equivalent and/or Shares valued at the Fair Market Value at the time the Option is exercised (including, pursuant to procedures approved by the Committee, by means of attestation of ownership of a sufficient number of Shares in lieu of actual delivery of such shares to the Company or such other method as determined by the Committee); provided, that such Shares are not subject to any pledge or other security interest; or (ii) by such other method as the Committee may permit in its sole discretion, including without limitation: (A) in other property having a fair market value on the date of exercise equal to the Exercise Price or (B) if there is a public market for the Shares at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company is delivered (including telephonically to the extent permitted by the Committee) a copy of irrevocable instructions to a stockbroker to sell the Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price or (C) a “net exercise” procedure effected by withholding the minimum number of Shares otherwise deliverable in respect of an Option that are needed to pay the Exercise Price and all applicable required withholding taxes.
(f)    Notification upon Disqualifying Disposition of an Incentive Stock Option. Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date he or she makes a disqualifying disposition of any Shares acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including, without limitation, any sale) of such Shares before the later of (A) two years after the Date of Grant of the Incentive Stock Option or (B) one year after the date of exercise of the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by the Committee, retain possession, as agent for the applicable Participant, of any Shares acquired pursuant to the exercise of an Incentive Stock Option until the end of the period described in the preceding sentence, subject to complying with any instructions from such Participant as to the sale of such Share.
(g)    Compliance With Laws, etc. Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in a manner which the Committee determines would violate the Sarbanes-Oxley Act of 2002, or any other applicable law or the applicable rules and regulations of the Securities and Exchange Commission or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded.
(h)    Incentive Stock Option Grants to 10% Shareholders. Notwithstanding anything to the contrary in this Section 7, if an Incentive Stock Option is granted to a Participant who owns stock representing more than ten percent of the voting power of all classes of stock of the Company or of a Subsidiary or a parent of the Company, the Option Period shall not exceed five years from the Date of Grant of such Option and the Option Price shall be at least 110 percent of the Fair Market Value (on the Date of Grant) of the Shares subject to the Option.
(i)    $100,000 Per Year Limitation for Incentive Stock Options. To the extent the aggregate Fair Market Value (determined as of the Date of Grant) of Shares for which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company) exceeds $100,000, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options.
8.    Stock Appreciation Rights. (a) Generally. Each SAR granted under the Plan shall be evidenced by an Award agreement. Each SAR so granted shall be subject to the conditions set forth in this Section 8, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement. Any Option granted under the Plan may include tandem SARs. The Committee also may award SARs to Eligible Persons independent of any Option.
(b)    Strike Price. Except as otherwise provided by the Committee in the case of Substitute Awards, the strike price (“Strike Price”) per Share for each SAR shall not be less than 100% of the Fair Market Value of such share (determined as of the Date of Grant). Notwithstanding the foregoing, a SAR granted in tandem with (or in substitution for) an Option previously granted shall have a Strike Price equal to the Exercise Price of the corresponding Option. Any modification to the Strike Price of an outstanding SAR shall be subject to the prohibition on repricing set forth in Section 14(b).
(c)    Vesting and Expiration. A SAR granted in connection with an Option shall become exercisable and shall expire according to the same vesting schedule and expiration provisions as the corresponding Option. A SAR granted independent of an Option shall vest and become exercisable and shall expire in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the “SAR Period”); provided, that if the SAR Period would expire at a time when trading in the Shares is prohibited by a member of the Combined Group’s insider trading policy (or a member of the Combined Group’s-imposed “blackout period”), the SAR Period shall be automatically extended until the 30th day following the expiration of such prohibition.
Unless otherwise stated in the applicable Award agreement, a SAR shall expire earlier than the end of the SAR Period in the following circumstances:

(i)    If prior to the end of the SAR Period, the Participant’s employment or service with each member of the Combined Group and all Affiliates is terminated without Cause or by the Participant for any reason other than Retirement, the SAR shall expire on the earlier of the last day of the SAR Period or the date that is three months after the date of such termination;

provided, however, that any Participant whose employment or service with a member of the Combined Group or any Affiliate is terminated and who is subsequently rehired or reengaged by a member of the Combined Group or any Affiliate within three months following such termination and prior to the expiration of the SAR shall not be considered to have undergone a termination. In the event of a termination described in this clause (i), the SAR shall remain exercisable by the Participant until its expiration only to the extent the SAR was exercisable at the time of such termination.
(ii)    If the Participant dies or is terminated on account of Disability prior to the end of the SAR Period and while still in the employ or service of a member of the Combined Group or an Affiliate, or dies following a termination described in clause (i) above but prior to the expiration of an SAR, the SAR shall expire on the earlier of the last day of the SAR Period or the date that is one year after the date of death or termination on account of Disability of the Participant, as applicable. In such event, the SAR shall remain exercisable by the Participant or his or her beneficiary determined in accordance with Section 15(g), as applicable, until its expiration only to the extent the SAR was exercisable by the Participant at the time of such event.
(iii)    If the Participant ceases employment or service with a member of the Combined Group or any Affiliates due to a termination for Cause, the SAR shall expire immediately upon such cessation of employment or service.
(iv)    If the Participant terminates by reason of Retirement prior to the end of the SAR Period, the SAR shall (i) expire at the end of the SAR Period and (ii) continue vesting in accordance with the vesting schedule set forth in the Award agreement, without regard to any requirement in such vesting schedule that the Participant remain employed with a member of the Combined Group or an Affiliate as a condition to vesting.
(v)    If the Participant’s employment or service ceases on account of Disability at a time when the Participant has attained the age and service requirements for Retirement, the Participant shall receive the better of the treatment under clause (ii) and clause (iv) above.
(vi)     Notwithstanding (i), (ii), (iii), (iv) or (v) above, if a Participant is a member of the Board, upon the Participant’s ceasing to be a member of the Board due to death or Disability, all unvested SARs shall immediately vest and become exercisable and all vested SARs (including after giving effect to such accelerated vesting) shall continue to be exercisable by the Participant or the Participant’s estate, as applicable, until the earlier to occur of (i) the original expiration date of such SAR, and (ii) one year from such cessation, provided, however, that upon a Participant’s ceasing to be a member of the Board for any reason other than death or Disability, all unvested SARs shall continue to vest in accordance with their initial terms, and all vested SARs shall continue to be exercisable until the original expiration date of such SAR; provided, further, that if the Participant ceases to be a member of the Board prior to serving in such capacity for one year, all of such Participant's SARs shall immediately expire upon such termination.
(d)    Method of Exercise. SARs which have become exercisable may be exercised by delivery of written notice (or electronic notice or telephonic instructions to the extent provided by the Committee) of exercise to the Company or its designee (including a third party administrator)

in accordance with the terms of the Award, specifying the number of SARs to be exercised and the date on which such SARs were awarded.
(e)    Payment. Upon the exercise of a SAR, a member of the Combined Group shall pay to the Participant an amount equal to the number of shares subject to the SAR that are being exercised multiplied by the excess, if any, of the Fair Market Value of one Share on the exercise date over the Strike Price, less an amount equal to any Federal, state, local and non-U.S. income and employment taxes required to be withheld. A member of the Combined Group shall pay such amount in cash, in Shares valued at Fair Market Value, or any combination thereof, as determined by the Committee.
(f)    Substitution of SARs for Nonqualified Stock Options. The Committee shall have the authority in its sole discretion to substitute, without the consent of the affected Participant or any holder or beneficiary of SARs, SARs settled in Shares (or settled in shares or cash in the sole discretion of the Committee) for outstanding Nonqualified Stock Options, provided that (i) the substitution shall not otherwise result in a modification of the terms of any such Nonqualified Stock Option, (ii) the number of Shares underlying the substituted SARs shall be the same as the number of shares of Shares underlying such Nonqualified Stock Options and (iii) the Strike Price of the substituted SARs shall be equal to the Exercise Price of such Nonqualified Stock Options; provided, however, that if, in the opinion of the Company’s independent public auditors, the foregoing provision creates adverse accounting consequences for a member of the Combined Group, such provision shall be considered null and void.
9.    Restricted Stock and Restricted Stock Units. (a) Generally. Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award agreement. Each Restricted Stock and Restricted Stock Unit grant shall be subject to the conditions set forth in this Section 9, and to such other conditions not inconsistent with the Plan as determined by the Committee and may be reflected in the applicable Award agreement. The Committee shall establish restrictions applicable to such Restricted Stock and Restricted Stock Units, including the Restricted Period, which may differ with respect to each Participant, and the time or times at which Restricted Stock or Restricted Stock Units shall be granted or become vested.
(b)    Stock Certificates and Book Entry; Escrow or Similar Arrangement. Upon the grant of Restricted Stock, the Committee shall cause a stock certificate registered in the name of the Participant to be issued or shall cause Shares to be registered in the name of the Participant and held in book-entry form subject to the Company’s directions and, if the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable, and (ii) the appropriate stock power (endorsed in blank) with respect to the Restricted Stock covered by such agreement. If a Participant shall fail to execute and deliver (in a manner permitted under Section 15(a) or as otherwise determined by the Committee) an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and blank stock power within the amount of time specified by the Committee, the Award shall be null and void. Subject to the restrictions set forth in this Section 9 and the applicable Award agreement, the Participant generally shall have the rights and privileges of a stockholder as to such Restricted Stock, including without limitation the right to vote such Restricted Stock. Subject to Section 15(c), at the discretion of the Committee, cash dividends and stock dividends with respect to the Restricted Stock may be either currently paid to the Participant or withheld by the Company for the Participant’s account, and interest may be credited on the amount of cash dividends withheld at a rate and subject to such terms as determined by the Committee. The cash dividends or stock dividends so withheld by the Committee and attributable to any particular share of Restricted Stock (and earnings thereon, if applicable) shall be distributed to the Participant upon the release of restrictions on such share. To the extent shares of Restricted Stock are forfeited, any stock certificates issued to the Participant evidencing such shares shall be returned to the Company, and all rights of the Participant to such shares and as a stockholder with respect thereto, including, but not limited to, the right to any cash dividends and stock dividends, shall terminate without further obligation on the part of the Company.
(c)    Restricted Stock Units: No Shares shall be issued at the time an Award of Restricted Stock Units is made, and the Company will not be required to set aside a fund for the payment of any such Award. At the discretion of the Committee, each Restricted Stock Unit (representing one Share) awarded to a Participant may be credited with cash and stock dividends paid in respect of one Share (“Dividend Equivalents”). Subject to Section 15(c), at the discretion of the Committee, Dividend Equivalents may be either currently paid to the Participant or withheld by the Company for the Participant’s account, and interest may be credited on the amount of cash Dividend Equivalents withheld at a rate and subject to such terms as determined by the Committee. Dividend Equivalents credited to a Participant’s account and attributable to any particular Restricted Stock Unit (and earnings thereon, if applicable) shall be distributed to the Participant upon settlement of such Restricted Stock Unit and, if such Restricted Stock Unit is forfeited, the Participant shall have no right to such Dividend Equivalents.
(d)    Restrictions; Forfeiture: (i) Restricted Stock awarded to a Participant shall be subject to the following restrictions until the expiration of the Restricted Period and the attainment of any other vesting criteria established by the Committee, and to such other terms and conditions as may be set forth in the applicable Restricted Stock Agreement: (A) if an escrow arrangement is used, the Participant shall not be entitled to delivery of the stock certificate; (B) the Shares shall be subject to the restrictions on transferability set forth in the Restricted Stock Agreement; (C) the Shares shall be subject to forfeiture to the extent provided in the applicable Restricted Stock Agreement and, with respect to a Participant who has not been a member of the Board, if the Participant ceases to be a member of the Board for any reason other than death or Disability prior to the one-year anniversary of his or her initial election to the Board such award shall be forfeited. In the event of any forfeiture, the stock certificates shall be returned to the Company, and all rights of the Participant to such Shares and as a shareholder shall terminate without further obligation on the part of the Company.
(i)    Restricted Stock Units awarded to any Participant shall be subject to (1) forfeiture until the expiration of the Restricted Period and the attainment of any other vesting criteria established by the Committee, to the extent provided in the applicable Restricted Stock Unit agreement and, with respect to a Participant who has not been a member of the Board, if the Participant ceases to be a member of the Board for any reason other than death or Disability prior to the one-year anniversary of his or her initial election to the Board such award shall be forfeited. In the event of any forfeiture, all rights of the Participant to such Restricted Stock Units shall terminate without further obligation on the part of the Company and (2) such other terms and conditions as may be set forth in the applicable Restricted Stock Unit agreement.

(ii)    The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock and Restricted Stock Units whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Restricted Stock Award or Restricted Stock Unit Award, such action is appropriate.
(e)    Delivery of Restricted Stock and Settlement of Restricted Stock Units. (i) Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in the applicable Restricted Stock Agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Restricted Stock Agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his or her beneficiary, without charge, the stock certificate (or, if applicable, a notice evidencing a book entry notation) evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (rounded down to the nearest full share). Dividends, if any, that may have been withheld by the Committee and attributable to any particular share of Restricted Stock shall be distributed to the Participant in cash or, at the sole discretion of the Committee, in Shares having a Fair Market Value (on the date of distribution) equal to the amount of such dividends, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends.
(ii)    Unless otherwise provided by the Committee in an Award agreement, upon the expiration of the Restricted Period and the attainment of any other vesting criteria established by the Committee, with respect to any outstanding Restricted Stock Units covered by a Restricted Stock Unit Award, the Company shall deliver to the Participant, or his or her beneficiary, without charge, one Share (or other securities or other property, as applicable) for each such outstanding Restricted Stock Unit which has not then been forfeited and with respect to which the Restricted Period has expired and any other such vesting criteria are attained (“Released Unit”); provided, however, that the Committee may, in its sole discretion, elect to (i) pay cash or part cash and part Shares in lieu of delivering only Shares in respect of such Released Units or (ii) defer the delivery of Shares (or cash or part Shares and part cash, as the case may be) beyond the expiration of the Restricted Period if such extension would not cause adverse tax consequences under Section 409A of the Code. If a cash payment is made in lieu of delivering Shares, the amount of such payment shall be equal to the Fair Market Value of the Shares as of the date on which the Restricted Period lapsed with respect to such Restricted Stock Units. To the extent provided in an Award agreement, the holder of Released Units shall be entitled to be credited with dividend equivalent payments (upon the payment by the Company of dividends on Shares) either in cash or, at the sole discretion of the Committee, in Shares having a Fair Market Value equal to the amount of such dividends (and interest may, at the sole discretion of the Committee, be credited on the amount of cash dividend equivalents at a rate and subject to such terms as determined by the Committee), which accumulated dividend equivalents (and interest thereon, if applicable) shall be payable at the same time as the underlying Restricted Stock Units are settled following the release of restrictions on such Restricted Stock Units, and, if such Restricted Stock Units are forfeited, the Participant shall have no right to such dividend equivalent payments.
(f)    Legends on Restricted Stock. Each certificate representing Restricted Stock awarded under the Plan, if any, shall bear a legend substantially in the form of the following, in addition to any other information the Company deems appropriate, until the lapse of all restrictions with respect to such Shares:

TRANSFER OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY IS RESTRICTED PURSUANT TO THE TERMS OF THE CARNIVAL CORPORATION 2011 STOCK PLAN, AS AMENDED FROM TIME TO TIME, AND A RESTRICTED STOCK AWARD AGREEMENT, DATED AS OF BETWEEN CARNIVAL CORPORATION AND _______________. COPIES OF SUCH PLAN AND AWARD AGREEMENTS ARE ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF CARNIVAL CORPORATION.
10.    Other Stock-Based Awards. The Committee may issue unrestricted Shares, rights to receive grants of Awards at a future date, the grant of securities convertible into Shares, the grant of other Awards denominated in Shares (including, without limitation, performance shares, or performance units), or valued with reference to Shares, under the Plan to Eligible Persons, alone or in tandem with other Awards, in such amounts as the Committee shall from time to time in its sole discretion determine. Each Other Stock-Based Award granted under the Plan shall be evidenced by an Award agreement. Each Other Stock-Based Award so granted shall be subject to such conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement including, without limitation, the payment by the Participant of the Fair Market Value of such Shares on the Date of Grant.
11.    Performance Compensation Awards. (a) Generally. The Committee shall have the authority, at or before the time of grant of any Award, to designate such Award as a Performance Compensation Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code. The Committee shall also have the authority to make an award of a cash bonus to any Participant and designate such Award as a Performance Compensation Award intended to qualify as “performance‑based compensation” under Section 162(m) of the Code. Notwithstanding anything in the Plan to the contrary, if the Company determines that a Participant who has been granted an Award designated as a Performance Compensation Award is not (or is no longer) a “covered employee” (within the meaning of Section 162(m) of the Code), the terms and conditions of such Award may be modified without regard to any restrictions or limitations set forth in this Section 11 (but subject otherwise to the provisions of Section 13 of the Plan).
(b)    Discretion of Committee with Respect to Performance Compensation Awards. With regard to a particular Performance Period, the Committee shall have sole discretion to select the length of such Performance Period, the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goals(s) that is (are) to apply and the Performance Formula. Within the first 90 days of a Performance Period (or, within any other maximum period allowed under Section 162(m) of the Code), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence and record the same in writing.
(c)    Performance Criteria. The Performance Criteria that will be used to establish the Performance Goal(s) may be based on the attainment of specific levels of performance of Carnival Corporation & plc (and/or in respect of Carnival Corporation, Carnival plc or one or more cruise brands or reporting units, administrative departments, or any combination of the foregoing) and shall be limited to the following: (i) income before taxes or net income

(calculated with or without asset impairments and/or gains or losses on sale of ships or other assets); (ii) basic or fully diluted earnings per share (calculated with or without asset impairments and/or gains or losses on sale of ships or other assets); (iii) net revenue, net revenue yield or the growth of either in current or constant dollars; (iv) net passenger revenue, net passenger revenue yield or the growth of either in current or constant dollars; (v) net ticket revenue, net ticket revenue yield or the growth of either in current or constant dollars; (vi) net onboard revenue, net onboard revenue yield or the growth of either in current or constant dollars; (vii) net other revenue, net other revenue yield or the growth of either in current or constant dollars; (viii) net cruise costs excluding fuel, net cruise costs excluding fuel per available lower berth day (“ALBD”), or the change of either in current or constant dollars (calculated with or without asset impairments and/or gains or losses on sale of ships or other assets); (ix) operating income, operating income per ALBD or the growth of either in current or constant dollars and/or at constant fuel prices (calculated with or without asset impairments and/or gains or losses on sale of ships or other assets); (x) fuel consumption, fuel consumption in tons per ALBD (x 1,000) or the change of either or any other metric of fuel efficiency; (xi) occupancy percentage; (xii) return measures (including, but not limited to, returns on investment, assets, or equity) calculated with or without asset impairments, gains and/or losses on sale of ships or other assets, construction-in-progress, goodwill and/or intangibles; (xiii) cash flow measures (including, but not limited to, cash provided by operating activities, free cash flow, and cash flow return on capital), which may, but are not required to be, measured on a per share or per ALBD basis, in current or constant dollars and/or at constant fuel prices (calculated with or without asset impairments and/or gains or losses on sale of ships or other assets); (xiv) earnings before or after taxes, interest, depreciation and/or amortization (including EBIT and EBITDA) which may, but are not required to be, measured on a per share or per ALBD basis, in current or constant dollars and/or at constant fuel prices (calculated with or without asset impairments and/or gains or losses on sale of ships or other assets); (xv) share price (including, but not limited to, growth measures and total shareholder return); (xvi) expense targets or cost reduction goals and general and administrative expense savings; (xvii) measures of economic value added or other ‘value creation’ metrics; (xviii) inventory control; (xix) enterprise value; (xx) employee recruitment and retention; (xxi) timely introduction of new ships or facilities; (xxii) objective measures of personal targets, goals or completion of projects (including, but not limited to, succession and hiring projects, completion of specific acquisitions, reorganizations or other corporate transactions or capital-raising transactions, expansions of specific business operations and meeting cruise brand, reporting unit or project budgets); (xxiii) cost of capital, debt leverage, cash and liquidity positions or book value; (xxiv) health, environmental, safety, security or other enterprise risk management initiatives; (xxv) increase in passengers (including, but not limited to, increase in international source passengers, and increase percentage of first time cruisers); (xxvi) cross selling cruises on other Carnival corporation & plc brands; (xxvii) reduction in ship incidents; (xxvviii) expansion into new markets; (xxix) strategic objectives; or (xxx) any combination of the foregoing. Any one or more of the Performance Criteria may be stated as a percentage of another Performance Criteria, or used on an absolute or relative basis to measure the performance of the Company and/or one or more Affiliates as a whole or any divisions or operational and/or business units, product lines, brands, business segments, administrative departments of the Company and/or one or more Affiliates or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Criteria may be compared to the performance of a selected group of comparison companies, or a published or special index that the Committee, in its sole discretion, deems appropriate, or as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Goals pursuant to the

Performance Criteria specified in this paragraph. To the extent required under Section 162(m) of the Code, the Committee shall, within the first 90 days of a Performance Period (or, within any other maximum period allowed under Section 162(m) of the Code), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period.
(d)    Modification of Performance Goal(s). In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Criteria without obtaining stockholder approval of such alterations, the Committee shall have sole discretion to make such alterations without obtaining stockholder approval. Unless otherwise determined by the Committee at the time a Performance Compensation Award is granted, the Committee shall, during the first 90 days of a Performance Period (or, within any other maximum period allowed under Section 162(m) of the Code), or at any time thereafter to the extent the exercise of such authority at such time would not cause the Performance Compensation Awards granted to any Participant for such Performance Period to fail to qualify as “performance-based compensation” under Section 162(m) of the Code, specify adjustments or modifications to be made to the calculation of a Performance Goal for such Performance Period, based on and in order to appropriately reflect the following events: (i) asset impairments; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) extraordinary nonrecurring items as described in Accounting Standards Codification Topic 225-20 (or any successor pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (vi) acquisitions or divestitures; (vii) any other specific, unusual or nonrecurring events, or objectively determinable category thereof; (viii) foreign exchange gains and losses; (ix) discontinued operations and nonrecurring charges; (x) gains or losses on the sale of ships or other assets; and (xi) a change in the Company’s fiscal year.
(e)    Payment of Performance Compensation Awards. (i) Condition to Receipt of Payment. Unless otherwise provided in the applicable Award agreement, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period.
(ii)    Limitation. Unless otherwise provided in the applicable Award agreement, a Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that: (A) the Performance Goals for such period are achieved; and (B) all or some of the portion of such Participant’s Performance Compensation Award has been earned for the Performance Period based on the application of the Performance Formula to such achieved Performance Goals; provided, however, that in the event of (x) the termination of a Participant’s employment or service due to Retirement, or by the Company other than for Cause (and other than due to death or Disability), in each case within 12 months following a Change of Control, or (y) the termination of a Participant’s employment or service due to death or Disability, the Participant shall receive payment in respect of a Performance Compensation Award based on (1) actual performance through the date of termination as determined by the Committee, or (2) if the Committee determines that measurement of actual performance cannot be reasonably assessed, the assumed achievement of target performance as determined by the Committee (but not to the extent that application of this clause (2) would cause Section 162(m) of the Code to result in the loss of the deduction of the compensation payable in respect of such Performance Compensation Award for any Participant reasonably expected to be a “covered employee” within the meaning of Section 162(m) of the Code), in each case prorated based on the time elapsed from the date of grant to the date of termination of employment or service.
(iii)    Certification. Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and certify in writing that amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the amount of each Participant’s Performance Compensation Award actually payable for the Performance Period and, in so doing, may apply Negative Discretion.
(iv)    Use of Negative Discretion. In determining the actual amount of an individual Participant’s Performance Compensation Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance Compensation Award earned under the Performance Formula in the Performance Period through the use of Negative Discretion. Unless otherwise provided in the applicable Award agreement, the Committee shall not have the discretion to (A) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained; or (B) increase a Performance Compensation Award above the applicable limitations set forth in Section 5 of the Plan.
(f)    Timing of Award Payments. Unless otherwise provided in the applicable Award agreement, Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by this Section 11. Any Performance Compensation Award that has been deferred shall not (between the date as of which the Award is deferred and the payment date) increase (i) with respect to a Performance Compensation Award that is payable in cash, by a measuring factor for each fiscal year greater than a reasonable rate of interest set by the Committee or (ii) with respect to a Performance Compensation Award that is payable in Shares, by an amount greater than the appreciation of a share of Common Stock from the date such Award is deferred to the payment date. Unless otherwise provided in an Award agreement, any Performance Compensation Award that is deferred and is otherwise payable in Shares shall be credited (during the period between the date as of which the Award is deferred and the payment date) with dividend equivalents (in a manner consistent with the methodology set forth in the last sentence of Section 9(c).
12.    Changes in Capital Structure and Similar Events. In the event of (a) any dividend (other than regular cash dividends) or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to acquire Shares or other securities of the Company, an unpairing of the shares of Common Stock from the Trust Shares, or other similar corporate transaction or event that affects the Shares, or (b) unusual or nonrecurring events affecting the Combined Group, any Affiliate, or the financial statements of the Combined Group or any Affiliate, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles or law, such that in either case an adjustment is determined by the Committee in its sole discretion to be necessary or appropriate, then the Committee shall make any such adjustments in such manner as it may deem equitable, including without limitation, any or all of the following:
(i)    adjusting any or all of (A) the number of Shares or other securities of the Company (or number and kind of other securities or other property) which may be delivered in respect of Awards or with respect to which Awards may be granted under the Plan (including, without limitation, adjusting any or all of the limitations under Section 5 of the Plan) and (B) the terms of any outstanding Award, including, without limitation, (1) the number of Shares or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate, (2) the Exercise Price with respect to any Award or (3) any applicable performance measures (including, without limitation, Performance Criteria and Performance Goals);
(ii)    providing for a substitution or assumption of Awards (or awards of an acquiring company), accelerating the exercisability of, lapse of restrictions on, or termination of, Awards or providing for a period of time (which shall not be required to be more than ten (10) days) for Participants to exercise outstanding Awards prior to the occurrence of such event (and any such Award not so exercised shall terminate upon the occurrence of such event); and
(iii)    cancelling any one or more outstanding Awards and causing to be paid to the holders thereof, in cash, Shares, other securities or other property, or any combination thereof, the value of such Awards, if any, as determined by the Committee (which if applicable may be based upon the price per Share received or to be received by other stockholders of the Company in such event), including without limitation, in the case of an outstanding Option or SAR, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Shares subject to such Option or SAR over the aggregate Exercise Price or Strike Price of such Option or SAR, respectively (it being understood that, in such event, any Option or SAR having a per share Exercise Price or Strike Price equal to, or in excess of, the Fair Market Value of a Share subject thereto may be canceled and terminated without any payment or consideration therefor);
provided, however, that in the case of any “equity restructuring” (within the meaning of the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor pronouncement thereto) (“ASC 718”)), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring. Except as otherwise determined by the Committee, any adjustment in Incentive Stock Options under this Section 12 (other than any cancellation of Incentive Stock Options) shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h) (3) of the Code, and any adjustments under this Section 12 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. Any such adjustment shall be conclusive and binding for all purposes.
13.    Effect of Change of Control: Except to the extent a particular Award Agreement otherwise provides:
(a)    In the event a Participant’s employment with the Combined Group is terminated by the Combined Group without Cause (and other than due to death or disability) on or within 12 months following a Change of Control, notwithstanding any provision of the Plan to the contrary, all Options and SARs held by such Participant shall become immediately exercisable with respect to 100 percent of the Shares subject to such Options and SARs, and the Restricted Period shall expire immediately with respect to 100 percent of the shares of Restricted Stock and Restricted Stock Units and any other Awards held by such Participant (including a waiver of any applicable Performance Goals); provided that in the event the vesting or exercisability of any Award would otherwise be subject to the achievement of performance conditions, a portion of any such Award that shall become fully vested and immediately exercisable shall be based on (a) actual performance through the date of termination as determined by the Committee or (b) if the Committee determines that measurements of actual performance cannot be reasonably assessed, the assumed achievement of target performance as determined by the Committee.
(b)    In addition, in the event of a Change of Control, the Committee may in its discretion and upon at least 10 days’ advance notice to the affected persons, cancel any outstanding Award and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Awards based upon the price per Share received or to be received by other shareholders of the Company in the event. Notwithstanding the above, the Committee shall exercise such discretion over any Award subject to Code Section 409A at the time such Award is granted.
(c)    The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company. The Company agrees that it will make appropriate provisions for the preservation of Participants’ rights under the Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.
14.    Amendments and Termination. (a) Amendment and Termination of the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, that no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if (i) such approval is necessary to comply with any regulatory requirement applicable to the Plan (including, without limitation, as necessary to comply with any rules or regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company may be listed or quoted) or for changes in GAAP to new accounting standards, (ii) it would materially increase the benefits accruing to participants under the Plan, (iii) it would materially increase the number of securities which may be issued under the Plan (except for increases pursuant to Section 5 or 12), or (iv) it would materially modify the requirements for participation in the Plan; provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary. Notwithstanding the foregoing, no amendment shall be made to the last proviso of Section 14(b) without stockholder approval.
(b)    Amendment of Award Agreements. The Committee may, to the extent consistent with the terms of any applicable Award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award agreement, prospectively or retroactively (including after a Participant’s termination of employment or service with the Company); provided, that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant; provided, further, that without stockholder approval, except as otherwise permitted under Section 12 of the Plan, (i) no amendment or modification may reduce the Exercise Price of any Option or the Strike Price of any SAR, (ii) the Committee may not cancel any outstanding Option or SAR and replace it with a new Option or SAR (with a lower Exercise Price or Strike, as the case may be) or other Award or cash and (iii) the Committee may not take any other action which is considered a “repricing” for purposes of the stockholder approval rules of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or quoted.
15.    General. (a) Award Agreements. Each Award under the Plan shall be evidenced by an Award agreement, which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto, including without limitation, the effect on such Award of the death, Disability or termination of employment or service of a Participant, or of such other events as may be determined by the Committee. For purposes of the Plan, an Award agreement may be in any such form (written or electronic) as determined by the Committee (including, without limitation, a Board or Committee resolution, an employment agreement, a notice, a certificate or a letter) evidencing the Award. The Committee need not require an Award agreement to be signed by the Participant or a duly authorized representative of the Company.
(b)    Nontransferability. (i) Each Award shall be exercisable only by a Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.
(ii)    Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards (other than Incentive Stock Options) to be transferred by a Participant, without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award agreement to preserve the purposes of the Plan, to: (A) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act or any successor form of registration statement promulgated by the Securities and Exchange Commission (collectively, the “Immediate Family Members”); (B) a trust solely for the benefit of the Participant and his or her Immediate Family Members; or (C) a partnership or limited liability company whose only partners or stockholders are the Participant and his or her Immediate Family Members; or (D) any other transferee as may be approved either (I) by the Board or the Committee in its sole discretion, or (II) as provided in the applicable Award agreement;
(each transferee described in clauses (A), (B), (C) and (D) above is hereinafter referred to as a “Permitted Transferee”); provided, that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the

Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan.
(iii)    The terms of any Award transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee and any reference in the Plan, or in any applicable Award agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the Shares to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award agreement, that such a registration statement is necessary or appropriate; (C) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise; and (D) the consequences of the termination of the Participant’s employment by, or services to, the Company or an Affiliate under the terms of the Plan and the applicable Award agreement shall continue to be applied with respect to the Participant, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award agreement.
(c)    Dividends and Dividend Equivalents. The Committee in its sole discretion may provide a Participant as part of an Award with dividends or dividend equivalents, payable in cash, Shares, other securities, other Awards or other property, on a current or deferred basis, on such terms and conditions as may be determined by the Committee in its sole discretion, including without limitation, payment directly to the Participant, withholding of such amounts by the Company subject to vesting of the Award or reinvestment in additional Shares, Restricted Stock or other Awards; provided, that no dividends or dividend equivalents shall be payable in respect of outstanding (i) Options or SARs or (ii) unearned Performance Compensation Awards or other unearned Awards subject to performance conditions (other than or in addition to the passage of time) (although dividend equivalents may be accumulated in respect of unearned Awards and paid as soon as administratively practicable (but not more than 60 days) after such Awards are earned and become payable or distributable).
(d)    Tax Withholding. (i) A Participant shall be required to pay a member of the Combined Group or any Affiliate, and each member of the Combined Group or any Affiliate shall have the right and is hereby authorized to withhold, from any cash, Shares, other securities or other property deliverable under any Award or from any compensation or other amounts owing to a Participant, the amount (in cash, Shares, other securities or other property) of any required withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such withholding and taxes.
(ii)    Without limiting the generality of clause (i) above, the Committee pre-authorizes and permits a Participant to satisfy, in whole or in part, the foregoing withholding liability (but no more than the minimum required statutory withholding liability, if required to avoid adverse accounting treatment of the Award as a liability award under ASC 718); in each case such withholding intended to satisfy the exemption available under Rule 16b-3(e), to the extent that Rule 16(b)-3 under the Securities and Exchange Act of 1934 is applicable by (A)

payment in cash; (B) the delivery of Shares (which Shares must be owned by a Participant which are not subject to any pledge or other security interest and have either been held by the Participant for six months, previously acquired by the Participant on the open market or that meet such other requirements as the Committee may determine are necessary in order to avoid an accounting earnings charge on account of the use of such Shares to pay the Exercise Price or satisfy a withholding obligation in respect of an Option) owned by the Participant having a Fair Market Value equal to such withholding liability; (C) having the Company withhold from the number of Shares otherwise issuable or deliverable pursuant to the exercise or settlement of the Award a number of Shares with a Fair Market Value equal to such withholding liability; or (D) authorizing the Company to arrange the sale of sufficient Shares to generate proceeds sufficient to discharge any withholding liability.
(e)    No Claim to Awards; No Rights to Continued Employment; Waiver. No employee of a member of a Combined Group or an Affiliate, or other person, shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of a member of the Combined Group or an Affiliate, nor shall it be construed as giving any Participant any rights to continued service on the Board. A member of the Combined Group or any of its Affiliates may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or any Award agreement. By accepting an Award under the Plan, a Participant shall thereby be deemed to have waived any claim to continued exercise or vesting of an Award or to damages or severance entitlement related to non-continuation of the Award beyond the period provided under the Plan or any Award agreement, except to the extent of any provision to the contrary in any written employment contract or other agreement between a member of the Combined Group and its Affiliates and the Participant, whether any such agreement is executed before, on or after the Date of Grant.
(f)    International Participants. Without limiting the generality of Section 4(d), with respect to Participants who reside or work outside of the United States of America and who are not (and who are not expect to be) “covered employees” within the meaning of Section 162(m) of the Code, the Committee may in its sole discretion amend the terms of the Plan or subplans or appendices thereto, or outstanding Awards, with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, a member of the Combined Group or its Affiliates.
(g)    Designation and Change of Beneficiary. If provided in an Award agreement or otherwise permitted by the Company, each Participant may file with the Company a written designation of one or more persons as the beneficiary(ies) who shall be entitled to receive the amounts payable with respect to an Award, if any, due under the Plan upon his or her death. If a beneficiary designation is permitted, a Participant may, from time to time, revoke or change his or her beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If the Company does not allow a Participant to file a beneficiary designation in an Award Agreement or otherwise, or if a beneficiary designation is permitted but no beneficiary designation is filed by a Participant, the beneficiary shall be determined by will or the laws of descent and distribution. After receipt of Options in accordance with this paragraph, beneficiaries will only be able to exercise such Options in accordance with Section 7(c)(ii) of this Plan.
(h)    Termination of Employment. Except as otherwise provided in an Award agreement or an employment, severance, consulting, letter or other agreement with a Participant, unless determined otherwise by the Committee at any point following such event, neither a temporary absence from employment or service due to illness, vacation or leave of absence (including, without limitation, a call to active duty for military service through a Reserve or National Guard unit) nor a transfer from employment or service with a member of the Combined Group to employment or service with another member of the Combined Group or an Affiliate (or vice-versa) shall be considered a termination of employment or service of such Participant with a member of the Combined Group or an Affiliate.
(i)    No Rights as a Stockholder. Except as otherwise specifically provided in the Plan or any Award agreement, no person shall be entitled to the privileges of ownership in respect of Shares which are subject to Awards hereunder until such Shares have been issued or delivered to that person.
(j)    Government and Other Regulations. (i) The obligation of the Company to settle Awards in Shares or other consideration shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any Shares pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any Shares to be offered or sold under the Plan. The Committee shall have the authority to provide that all Shares or other securities of the Company or any Affiliate delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award agreement, the Federal securities laws, or the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or quoted and any other applicable Federal, state, local or non-U.S. laws, rules, regulations and other requirements, and, without limiting the generality of Section 9 of the Plan, the Committee may cause a legend or legends to be put on certificates representing Shares or other securities of the Company or any Affiliate delivered under the Plan to make appropriate reference to such restrictions or may cause such Shares or other securities of the Company or any Affiliate delivered under the Plan in book-entry form to be held subject to the Company’s instructions or subject to appropriate stop-transfer orders. Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under the Plan that it in its sole discretion deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.
(ii)    The Committee may cancel an Award or any portion thereof if it determines, in its sole discretion, that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of Shares from the public markets, the Company’s issuance of Shares to the Participant, the Participant’s acquisition of Shares from the Company and/or the Participant’s sale of Shares to the public markets, illegal, impracticable or inadvisable. If the Committee determines to cancel all or any portion of an Award in accordance with the foregoing, the Company shall pay to the Participant an amount equal to the excess of (A) the aggregate Fair Market Value of the shares of Shares subject to such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the shares would have been vested or delivered, as applicable), over (B) the aggregate Exercise Price (in the case of an Option) or any amount payable as a condition of delivery of Shares (in the case of any other Award). Such amount shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof.
(k)    No Section 83(b) Elections Without Consent of Company. No election under Section 83(b) of the Code or under a similar provision of law may be made unless expressly permitted by the terms of the applicable Award agreement or by action of the Committee in writing prior to the making of such election. If a Participant, in connection with the acquisition of Shares under the Plan or otherwise, is expressly permitted to make such election and the Participant makes the election, the Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to Section 83(b) of the Code or other applicable provision.
(l)    Payments to Persons Other Than Participants. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his or her estate (unless a prior claim therefor has been made by a duly appointed legal representative or a beneficiary designation form has been filed with the Company) may, if the Committee so directs the Company, be paid to his or her spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.
(m)    Nonexclusivity of the Plan. Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.
(n)    No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on the one hand, and a Participant or other person or entity, on the other hand. No provision of the Plan or any Award shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.
(o)    Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of the Combined Group and its Affiliates and/or any other information furnished in connection with the Plan by any agent of the Combined Group or the Committee or the Board, other than himself.
(p)    Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Combined Group except as otherwise specifically provided in such other plan.
(q)    Purchase for Investment. Whether or not the Options and Shares covered by the Plan have been registered under the Securities Act, each person exercising an Option under the Plan may be required by the Company to give a representation in writing that such person is acquiring such Shares for investment and not with a view to, or for sale in connection with, the distribution of any part thereof. The Company will endorse any necessary legend referring to the foregoing restriction upon the certificate or certificates representing any Shares issued or transferred to the Participant upon the exercise of any Option granted under the Plan.
(r)    Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Florida without regard to the principles of conflicts of law thereof, or principles of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of Florida.
(s)    Severability. If any provision of the Plan or any Award or Award agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or entity or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, person or entity or Award and the remainder of the Plan and any such Award shall remain in full force and effect.
(t)    Obligations Binding on Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.
(u)    409A of the Code. (i) Notwithstanding any provision of the Plan to the contrary, it is intended that the provisions of this Plan comply with Section 409A of the Code, and all provisions of this Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. Each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of such Participant in connection with this Plan or any other plan maintained by the Company (including any taxes and penalties under Section 409A of the Code), and neither any member of the Combined Group nor any Affiliate shall have any obligation to indemnify or otherwise hold such Participant (or any beneficiary) harmless from any or all of such taxes or penalties. With respect to any Award that is considered “deferred compensation” subject to Section 409A of the Code, references in the Plan to “termination of employment” (and substantially similar phrases) shall mean “separation from service” within the meaning of Section 409A of the Code. For purposes of Section 409A of the Code, each payment that may be made in respect of any Award granted under the Plan is designated as a separate payment.
(ii)    Notwithstanding anything in the Plan to the contrary, if a Participant is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, no payments in respect of any Awards that are “deferred compensation” subject to Section 409A of the Code shall be made to such Participant prior to the date that is six months after the date of such Participant’s “separation from service” (as defined in Section 409A of the Code) or, if earlier, the Participant’s date of death. Following any applicable six month delay, all such delayed payments will be paid in a single lump sum on the earliest date permitted under Section 409A of the Code that is also a business day.
(iii)    Unless otherwise provided by the Committee, in the event that the timing of payments in respect of any Award (that would otherwise be considered “deferred compensation” subject to Section 409A of the Code) would be accelerated upon the occurrence of (A) a Change of Control, no such acceleration shall be permitted unless the event giving rise to the Change of Control satisfies the definition of a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation pursuant to Section 409A of the Code and any Treasury Regulations promulgated thereunder or (B) a Disability, no such acceleration shall be permitted unless the Disability also satisfies the definition of “Disability” pursuant to Section 409A of the Code and any Treasury Regulations promulgated thereunder.
(v)    Clawback/Forfeiture. Notwithstanding anything to the contrary contained herein, an Award agreement may provide that the Committee may in its sole discretion cancel such Award if the Participant, without the consent of a member of the Combined Group, while employed by or providing services to a member of the Combined Group or any Affiliate or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise has engaged in or engages in Detrimental Activity that is in conflict with or adverse to the interest of a member of the Combined Group or any Affiliate, including fraud or conduct contributing to any financial restatements or irregularities, as determined by the Committee in its sole discretion. The Committee may also provide in an Award agreement that if the Participant otherwise has engaged in or engages in any activity referred to in the preceding sentence, the Participant will forfeit any gain realized on the vesting or exercise of such Award, and must repay the gain to the Company. The Committee may also provide in an Award agreement that if the Participant receives any amount in excess of what the Participant should have received under the terms of the Award for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error), then the Participant shall be required to repay any such excess amount to the Company.

(w)    Code Section 162(m) Re-approval. If so determined by the Committee, the provisions of the Plan regarding Performance Compensation Awards shall be submitted for re-approval by the stockholders of the Company no later than the first stockholder meeting that occurs in the fifth year following the year in which stockholders previously approved such provisions, in each case for purposes of exempting certain Awards granted after such time from the deduction limitations of Section 162(m) of the Code. Nothing in this subsection, however, shall affect the validity of Awards granted after such time if such stockholder approval has not been obtained.
(x)    Expenses; Gender; Titles and Headings. The expenses of administering the Plan shall be borne by the Company and its Affiliates. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

Approved by Board: January 28, 2011
Approved by Shareholders: April 13, 2011

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